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Drew Prairie
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drew.prairie@amd.com

Investor Contact:
Ruth Cotter
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AMD Updates Second Quarter Outlook

Sunnyvale, CA. — July 06, 2015 — AMD (NASDAQ: AMD) today announced that revenue for the second quarter ended June 27, 2015 is expected to be lower than previously guided. The company now expects second quarter revenue to decrease approximately 8 percent sequentially, compared to the previous guidance of down 3 percent, plus or minus 3 percent. The sequential decrease is primarily due to weaker than expected consumer PC demand impacting the company’s Original Equipment Manufacturer (OEM) APU sales. The company expects second quarter channel sales and channel inventory reduction efforts to be in-line with the company’s plans.
The company anticipates non-GAAP gross margin to be approximately 28 percent, compared to the previous non-GAAP guidance of approximately 32 percent primarily due to a higher mix of Enterprise, Embedded and Semi-Custom segment sales and lower than anticipated Computing and Graphics segment APU unit volumes due to weaker than expected OEM PC product demand. Additionally the company anticipates GAAP gross margin to be further impacted by a one-time charge of approximately $33 million associated with a technology node transition from 20 nanometer (nm) to FinFET. The company started several product designs in 20nm that will instead transition to the leading-edge FinFET node.
Cash and cash equivalents at the end of the second quarter are expected to be approximately $830 million, in line with expectations.
AMD will report second quarter 2015 results after market close on Thursday, July 16, 2015. AMD will hold a conference call for the financial community at 2:30 p.m. PT (5:30 p.m. ET) that day to discuss second quarter financial results and to provide information regarding expected third quarter results. AMD will provide a real-time audio broadcast of the

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teleconference on the Investor Relations page at http://www.amd.com. The webcast will be available for 10 days after the conference call.

About AMD
AMD (NASDAQ: AMD) designs and integrates technology that powers millions of intelligent devices, including personal computers, tablets, game consoles and cloud servers that define the new era of surround computing. AMD solutions enable people everywhere to realize the full potential of their favorite devices and applications to push the boundaries of what is possible. For more information, visit www.amd.com.

AMD and the AMD Arrow logo are trademarks of Advanced Micro Devices, Inc.

AMD’s consolidated financial data for the quarter ended June 27, 2015 has not been finalized. AMD’s expectations with respect to the preliminary unaudited results for the second quarter discussed above are based upon its estimates and subject to completion of its financial closing procedures. This summary is not a comprehensive statement of AMD’s financial results for this period, and AMD’s actual results upon completion of AMD’s financial close procedures may differ materially from these estimates. This press release contains forward-looking statements concerning AMD, its second quarter 2015 revenue, channel sales, gross margin, non-GAAP gross margin and its cash and cash equivalent balances, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include that Intel Corporation’s dominance of the microprocessor market and its aggressive business practices may limit AMD’s ability to compete effectively; that AMD relies on GlobalFoundries Inc. (GF) to manufacture most of its microprocessor and APU products and certain of its GPU and semi-custom products. If GF is not able to satisfy its manufacturing requirements, AMD’s business could be adversely impacted; that AMD relies on third parties to manufacture its products, and if they are unable to do so on a timely basis in sufficient quantities and using competitive

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technologies, AMD’s business could be materially adversely affected; failure to achieve expected manufacturing yields for AMD’s products could negatively impact its financial results; the success of its business is dependent upon its ability to introduce products on a timely basis with features and performance levels that provide value to its customers while supporting and coinciding with significant industry transitions; if AMD cannot generate sufficient revenue and operating cash flow or obtain external financing, it may face a cash shortfall and be unable to make all of its planned investments in research and development or other strategic investments; that AMD may not be able to successfully implement its business strategy to refocus its business to address markets beyond AMD’s core PC market to high-growth adjacent markets; the completion and impact of the 2014 restructuring plan and its transformation initiatives could adversely affect AMD; global economic uncertainty may adversely impact AMD’s business and operating results; AMD may not be able to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD has a substantial amount of indebtedness which could adversely affect its financial position and prevent it from implementing its strategy or fulfilling its contractual obligations; the agreements governing AMD’s notes and its amended and restated senior secured asset based line of credit for a principal amount up to $500 million (Secured Revolving Line of Credit) impose restrictions on AMD that may adversely affect AMD’s ability to operate its business; the markets in which AMD’s products are sold are highly competitive; the loss of a significant customer may have a material adverse effect on it; AMD’s receipt of revenue from its semi-custom SoC products is dependent upon AMD’s technology being designed into third-party products and the success of those products; the demand for AMD’s products depends in part on the market conditions in the industries into which they are sold. Fluctuations in demand for AMD’s products or a market decline in any of these industries could have a material adverse effect on AMD’s results of operations; AMD’s ability to design and introduce new products in a timely manner is dependent upon third-party intellectual property; AMD depends on third-party companies for the design, manufacture and supply of motherboards, BIOS software and other computer platform components to support its business; if AMD loses Microsoft Corporation’s support for its products or other software vendors do not design and develop software to run on AMD’s products, its ability to sell AMD products could be materially adversely affected; AMD may incur future impairments of goodwill; uncertainties involving the ordering and shipment of AMD’s products could materially adversely affect AMD; AMD’s reliance on third-party distributors and AIB partners subjects AMD to certain risks; AMD’s inability to continue to attract and retain qualified personnel may hinder its product development programs; in the event of a change of control, AMD may not be able to repurchase

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all of the outstanding debt as required by the applicable indentures and its Secured Revolving Line of Credit, which would result in a default under the indentures and its Secured Revolving Line of Credit; and the semiconductor industry is highly cyclical and has experienced severe downturns that have materially adversely affected, and may continue to materially adversely affect, AMD’s business in the future. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2015.

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